Exhibit 11  Statement RE Computation of Per Share Earnings



                                  December 31,    December 31,   December 31,
                                  1996            1995           1994
                                  -----------     ------------   ------------
Primary:

Net earnings (loss)
 from continuing operations       $15,839         $(25,474)      $16,417
Discontinued operations                 0           22,856         5,974
                                  -------         ---------      -------
Net earnings (loss) before
 cumulative effect of
 a change in accounting principle  15,839           (2,618)       22,391
Cumulative effect of a change
 in accounting principle                0                0         2,076
                                  -------         ---------      -------
Net earnings (loss)                15,839           (2,618)       24,467
Adjustment for dividends
 on convertible preferred
 shares                            (1,974)          (2,193)       (2,441)
                                   -------         ---------      -------
Adjusteed net earnings (loss)     $13,865          $(4,811)      $22,026
                                  ========         ========      ========
Weighted average common
 shares outstanding            15,789,184       15,585,254    15,404,994
                               ==========       ===========   ==========

Common stock equivalents (1):
  Stock Options                     5,387                0        39,313
  Employee incentive plans        134,240                0       116,739
                                  -------         ---------      -------
    Total                      15,928,811       15,585,254    15,561,046
                               ==========      -===========   ==========

Net earnings (loss)
 per share from continuing
 operations                         $0.87           $(1.78)        $0.90
Discontinued operations              0.00             1.47          0.39
                                   -------         ---------      -------
Net earnings (loss)
 per share before cumulative
 effect of a change in
 accounting principle                0.87            (0.31)         1.29
Cumulative effect of a
 change in accounting
 principle                           0.00             0.00          0.13
                                   -------         ---------      -------
Net earnings (loss)
 per share                          $0.87          $ (0.31)        $1.42
                                   =======         =========     ========


Fully-Diluted:

Net earnings (loss)
 from continuing operations       $15,839        $ (25,474)      $16,417
Discontinued operations                 0           22,856         5,974
                                  -------         ---------      -------
Net earnings (loss)
 before cumulative
 effect of a change in
 accounting principle              15,839           (2,618)       22,391
Cumulative effect of a
 change in accounting
 principle                              0                0         2,076
                                  -------         ---------      -------
Net earnings (loss)                15,839           (2,618)       24,467
Adjustment for dividends
 on convertible
 preferred shares (2)              (1,974)          (2,193)            0
Adjustment for incremental
 dividends on convertible
 preferred shares                       0                0        (1,076)
                                   -------         ---------      -------
Adjusted net earnings (loss)      $13,865          $(4,811)      $23,391
                                  ========         ========      ========
Weighted average common
 shares outstanding            15,789,184       15,585,254    15,404,994

Common stock equivalents (1):
  Stock options                     5,387                0        39,313
  Compensation unit plan          134,240                0       116,739
  Convertible preferred stock           0                0     1,114,757
                                  -------         ---------    ---------
    Total                      15,928,811       15,585,254    16,675,803
                               ==========      -===========   ==========

Net earnings (loss)
 per share from continuing
 operations                         $0.87           $(1.78)      $ 0.92
Discontinued operations              0.00             1.47         0.36
                                   -------         ---------      -------
Net earnings (loss)
 per share before cumulative
  effect of a change in
  accounting principle               0.87           (0.31)         1.28
Cumulative effect of a
 change in accounting
 principle                           0.00            0.00          0.12
                                   -------         ---------      -------
Net earnings (loss)
 per share                          $0.87         $ (0.31)       $ 1.40
                                 ==========      ==========     ==========


(1) For 1995 average shares outstanding have not been increased by the common stock equivalents relating to the employee stock option and employee incentive plans as the effect would be anti-dilutive.

(2) For 1996 and 1995 the net earnings (loss) was adjusted for dividends on convertible preferred shares as the adjustment for incremental dividends on convertible preferred shares would be anti-dilutive.